Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated February 25, 2003 relating to the financial statements and financial statement schedules of ALARIS Medical Systems, Inc. (formerly, ALARIS Medical, Inc.), which appears in ALARIS Medical Systems, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

San Diego, CA
December 12, 2003